EXHIBIT (a)(1)(vii)

This Notice of Variation is important and requires your immediate attention. It should be read in conjunction with the Offer to Purchase and Circular dated July 20, 2010 and the Notice of Variation and Extension dated August 11, 2010. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, bank manager, lawyer or other professional advisor.

Neither this Notice of Variation nor the Offer to Purchase and Circular dated July 20, 2010, as amended by the Notice of Variation and Extension dated August 11, 2010, has been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

August 31, 2010

NOTICE OF VARIATION

by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC. AND RONALD G. ATKEY, IN HIS CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

in respect of their

OFFER TO PURCHASE FOR CASH

UP TO ALL of the Common Shares of

LIONS GATE ENTERTAINMENT CORP.

at an increased price of

U.S.$7.50 per Common Share

Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands, 7508921 Canada Inc., a corporation governed by the laws of Canada (collectively, the “Icahn Group”), and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust (together with the Icahn Group, the “Offeror”), hereby give notice that they are amending their offer dated July 20, 2010, as previously amended by the Notice of Variation and Extension dated August 11, 2010 (the “Offer”), to purchase for cash UP TO ALL of the outstanding common shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp. (“Lions Gate”), including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights), in order to (i) increase the offer price from U.S.$6.50 cash per Lions Gate Share to U.S.$7.50 cash per Lions Gate Share, (ii) amend the conditions of the Offer to include the conditions that (a) there shall have been properly and validly deposited under the Offer and not withdrawn that number of Lions Gate Shares which, together with the 44,642,069 Lions Gate Shares owned by the Offeror, constitutes at least 50.1% of the Lions Gate Shares outstanding at the Expiry Time and (b) a court of competent jurisdiction shall have issued a final, binding and irrevocable order that is not subject to further appeal (1) rescinding in all respects the Rachesky-Kornitzer Transaction (as defined below) or (2) reforming the Rachesky-Kornitzer Transaction to convert into a new class of non-voting common shares all of the 16,236,305 Lions Gate Shares issued pursuant to the Rachesky-Kornitzer Transaction, and (iii) update certain sections of the Offer to reflect the foregoing changes.

The Offer, as varied, will continue to be open for acceptance until 8:00 p.m. (New York time) on October 22, 2010, unless further extended or withdrawn by the Offeror.

This Notice of Variation (this “Notice”) should be read in conjunction with the Offer to Purchase and Circular dated July 20, 2010 (the “Offer to Purchase and Circular”), as amended by the Notice of Variation and Extension dated August 11, 2010 (the “First Notice of Variation”), and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular, all the provisions of which are incorporated herein by reference (subject to the amendments thereto contained in this Notice).

In this Notice, unless the context requires otherwise or unless otherwise defined herein, terms denoted by initial capital letters have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation.

Shareholders who have validly deposited and not withdrawn their Lions Gate Shares do not need to take further action to accept the Offer. Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Acceptance and Transmittal which accompanied the Offer to Purchase and Circular, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their Lions Gate Shares and all other required documents, with the Depositary or the U.S. Forwarding Agent in accordance with the instructions in the Letter of Acceptance and Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for (i) book-entry transfer of Lions Gate Shares described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Book-entry Transfer” or (ii) guaranteed delivery described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery which accompanied the Offer to Purchase and Circular, or a facsimile thereof. Persons whose Lions Gate Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

Questions and requests for assistance may be directed to the Depositary, the U.S. Forwarding Agent, or the Information Agent. Their contact details are provided on the last page of this document. Additional copies of this Notice, the First Notice of Variation, the Offer to Purchase and Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary, the U.S. Forwarding Agent or the Information Agent.

No person has been authorized to give any information or make any representation other than those contained in this Notice, the First Notice of Variation, the Offer to Purchase and Circular, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and the Schedule TO filed with the SEC, as amended from time to time (“Schedule TO”), and if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders residing in any jurisdiction in which making or accepting the Offer would violate that jurisdiction’s laws or any administrative or judicial action pursuant thereto.

FORWARD-LOOKING STATEMENTS

This Notice, the First Notice of Variation and the Offer to Purchase and Circular contain forward-looking statements that are subject to risks and are based on a number of assumptions and other factors. See “Forward-Looking Statements” in the Offer to Purchase and Circular.

NOTICE TO SHAREHOLDERS

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS OF LIONS GATE FOR USE AT ITS NEXT MEETING AT WHICH INDIVIDUALS WILL BE ELECTED TO THE BOARD OF DIRECTORS OF LIONS GATE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF LIONS GATE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON THE SYSTEM FOR ELECTRONIC DOCUMENT ANALYSIS AND RETRIEVAL WEBSITE AT WWW.SEDAR.COM. CERTAIN INFORMATION RELATING TO PARTICIPANTS, OTHER THAN BRETT ICAHN, IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE TO FILED WITH THE SEC ON JULY 20, 2010 AND CERTAIN INFORMATION RELATING TO BRETT ICAHN IS CONTAINED IN THE SCHEDULE 14A FILED WITH THE SEC ON JULY 20, 2010.

The enforcement by Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP are governed by the laws of the Cayman Islands, Icahn Fund S.à r.l. is governed by the laws of Luxembourg, Daazi Holding B.V. is governed by the laws of The Netherlands, 7508921 Canada Inc. is governed by the laws of Canada, and the LGE Trust is governed by the laws of Ontario, that experts named in the Circular reside outside the United States and that all or a substantial portion of the assets of the Offeror and said persons may be located outside the United States. Shareholders may not be able to sue a foreign company or trust or its officers, directors or trustees in a foreign court for violations of U.S. federal or state securities laws. It may be difficult to compel a foreign company or trust and its affiliates to subject themselves to a U.S. court’s judgment.

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The enforcement by Shareholders of civil liabilities under Canadian securities laws may be affected adversely by the fact that each of Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l. and Daazi Holding B.V. is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada and that all or a substantial portion of the assets of the Offeror may be located outside Canada. It may not be possible for Shareholders to enforce judgments obtained in Canada against these members of the Offeror.

Shareholders should be aware that the purchase by the Offeror of the Lions Gate Shares held by them as described herein may have tax consequences both in Canada and the United States. The material tax consequences for Shareholders who are resident in, or citizens of, Canada and the United States are described in Section 15 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 16 of the Circular, “Material U.S. Federal Income Tax Considerations”, respectively.

EXCHANGE RATE INFORMATION

In this Notice, except where otherwise indicated, all references to “dollars” or “$” are in Canadian dollars. The Bank of Canada noon spot exchange rate on August 30, 2010 was U.S.$1.00 = $1.0562.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Lions Gate Shares and is not made for any options, warrants or other rights to acquire Lions Gate Shares. Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms of such securities and applicable law, exercise the options, warrants or other rights in order to obtain the underlying Lions Gate Shares and then deposit those Lions Gate Shares in accordance with the Offer.

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NOTICE OF VARIATION

August 31, 2010

TO: THE HOLDERS OF LIONS GATE SHARES

By notice to the Depositary dated August 31, 2010 and as set forth in this Notice, the Offeror has amended its offer dated July 20, 2010 (the “Original Offer”), as previously amended by the First Notice of Variation, to purchase for cash UP TO ALL of the outstanding Lions Gate Shares, including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights).

This Notice should be read in conjunction with the Offer to Purchase and Circular, the First Notice of Variation, and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular (collectively, the “Offer Documents”), all the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice.

In this Notice, unless the context requires otherwise or unless otherwise defined, terms denoted by initial capital letters and not defined have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation. References in this Notice to the “Offer” shall refer to the Original Offer, as amended by the First Notice of Variation, and as further amended by this Notice.

1. Increase in the Offer Price for the Lions Gate Shares

The Offeror is amending the Offer by increasing the consideration payable for each Lions Gate Share taken up under the Offer from U.S.$6.50 cash per Lions Gate Share to U.S.$7.50 cash per Lions Gate Share. Assuming that all of the conditions to the Offer are satisfied or waived, all Shareholders who tender their Lions Gate Shares to the Offer will receive the increased price per Lions Gate Share for any of their Lions Gate Shares that may be taken up under the Offer, including those Shareholders who have already tendered Lions Gate Shares to the Offer. Shareholders who have already tendered to the Offer need do nothing further. The Icahn Group will pay the increased price to such Shareholders at the time of payment by the Offeror for Lions Gate Shares under the Offer.

Accordingly, all references to “U.S.$6.50” in the Offer Documents have been amended to mean “U.S.$7.50”, and all references in the Offer Documents to the price offered by the Offeror are deemed to be amended to reflect the foregoing.

The increased price of U.S.$7.50 in cash per Lions Gate Share represents a 24.4% premium to the closing price of the Lions Gate Shares on the NYSE on July 19, 2010, the last trading day prior to the Offer’s commencement of the Offer. The increased price of U.S.$7.50 in cash per Lions Gate Share also represents a premium of 54.6% to the closing price of the Lions Gate Shares on the NYSE on February 4, 2010, the last trading day prior to the first date in 2010 that certain members of the Icahn Group resumed purchasing Lions Gate Shares in the market.

2. Amendments to the Conditions of the Offer

The following conditions are added immediately after paragraph (m) of Section 4 of the Offer to Purchase, “Conditions of the Offer” (found at pages 27 to 28 of the Offer to Purchase):

“(n) there shall have been properly and validly deposited under the Offer and not withdrawn that number of Lions Gate Shares which, together with the 44,642,069 Lions Gate Shares owned by the Offeror, constitutes at least 50.1% of the Lions Gate Shares Outstanding at the Expiry Time; and

(o) a court of competent jurisdiction shall have issued a final, binding and irrevocable order that is not subject to further appeal (i) rescinding in all respects the Rachesky-Kornitzer Transaction, and the Rachesky-Kornitzer Transaction shall have been completely rescinded in accordance with such order, or (ii) reforming the Rachesky-Kornitzer Transaction to convert into a new class of Non-Voting Common Shares all of the 16,236,305 Lions Gate Shares issued pursuant to the Rachesky-Kornitzer Transaction, and this conversion shall have occurred in accordance with such order, which order (in the case of either (i) or (ii)) shall be otherwise satisfactory to the Offeror, acting reasonably.”*

*	Assuming the number of Lions Gate Shares Outstanding at the Expiry Time is the same number of Lions Gate Shares outstanding as of the date of this Notice, and assuming the Rachesky-Kornitzer Transaction is rescinded or reformed as described above, then this minimum tender condition will be satisfied if 15,416,848 Lions Gate Shares are validly deposited under the Offer and not withdrawn.

3. Additional Defined Terms

The following definitions are amended and restated or added, as applicable, to the “Glossary” section of the Offer to Purchase and Circular (found at pages 14 to 17 of the Offer to Purchase and Circular), as amended by the First Notice of Variation, in the appropriate alphabetical order:

“Lions Gate Shares Outstanding at the Expiry Time” means the number of outstanding Lions Gate Shares based upon information set forth in Lions Gate’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the SEC pursuant to the Exchange Act, unless the Offeror knows or has reason to believe that the information contained therein is inaccurate, in which case it shall mean the number of outstanding Lions Gate Shares based on such knowledge or reasonable belief of the Offeror;

“Non-Voting Common Shares” means a class of Lions Gate shares that are not entitled to vote on any matter, except as required by law, and which otherwise are equivalent to the Lions Gate Shares in all other respects;

“Rachesky-Kornitzer Transaction” means the transaction, announced by Lions Gate on July 20, 2010, in which approximately U.S.$100 million of the Existing Notes had been exchanged for New Notes which were then converted into 16,236,305 Lions Gate Shares at a price of U.S.$6.20 per Lions Gate Share. The exchange of the Existing Notes was conducted by Lions Gate with Kornitzer, which sold the New Notes to an investment fund controlled by Mark Rachesky, a director and significant shareholder of Lions Gate. Mark Rachesky’s fund converted the New Notes into an additional 16,236,305 Lions Gate Shares, resulting in an increase in his ownership of Lions Gate Shares from 19.9% to 28.9% of the outstanding Lions Gate Shares;

4. Other Amendments to the Offer to Purchase and Circular

Cover page

The cover page to the Offer to Purchase and Circular is amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice.

Summary Term Sheet

The following questions and answers in the Summary Term Sheet (found at pages 6 to 13 of the Offer to Purchase and Circular) are amended and restated as follows:

“HOW MUCH ARE YOU OFFERING TO PAY? WHAT IS THE FORM OF PAYMENT?

We are offering to pay U.S.$7.50 per Lions Gate common share in cash. However, you can also elect in the Letter of Acceptance and Transmittal to receive payment in Canadian dollars based on the Bank of Canada noon spot exchange rate on the date following expiry of our offer on which funds are provided to the depositary to pay for Lions Gate common shares purchased under our offer.

On August 30, 2010, the Bank of Canada noon spot exchange rate for Canadian dollars per U.S.$1.00 was $1.0562. For example, if you received payment in U.S. dollars and exchanged it for Canadian dollars at that exchange rate, you would have received $7.92 per Lions Gate common share (excluding any currency exchange fees or commissions). Although the offer price of U.S.$7.50 per Lions Gate common share is fixed, the amount you would receive in Canadian dollars with respect to Lions Gate common shares will vary with the U.S. dollar to Canadian dollar exchange rate, which may be higher or lower than $1.0562 per U.S.$1.00 at the time of exchange. All amounts payable by us for your Lions Gate common shares will be paid promptly in U.S. currency or, if you so elect, in Canadian currency, upon our take up of Lions Gate common shares under our offer. If applicable to your situation, you should obtain a current quote of the exchange rate before deciding whether to deposit your Lions Gate common shares. See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

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WHAT ARE THE MOST SIGNIFICANT CONDITIONS IN YOUR OFFER?

We have the right to withdraw our offer and not take up and pay for any Lions Gate common shares deposited in our offer unless each of the conditions applicable to our offer described in Section 4 of the Offer to Purchase, “Conditions of the Offer”, is satisfied or waived by us prior to the Expiry Time.

We are not obligated to purchase Lions Gate common shares that are validly deposited in our offer if (i) there have not been properly and validly deposited under our offer and not withdrawn that number of Lions Gate common shares which, together with the 44,642,069 Lions Gate common shares owned by the Icahn Group, constitutes at least 50.1% of the Lions Gate common shares outstanding at the Expiry Time; (ii) a court of competent jurisdiction has not issued a final, binding and irrevocable order that is not subject to further appeal (a) rescinding in all respects the Rachesky-Kornitzer Transaction, and the Rachesky-Kornitzer Transaction shall not have been completely rescinded in accordance with such order, or (b) reforming the Rachesky-Kornitzer Transaction to convert into a new class of non-voting common shares all of the 16,236,305 Lions Gate Shares issued pursuant to the Rachesky-Kornitzer Transaction (in which case such non-voting common shares would not be eligible to be tendered into our offer), and this conversion shall not have occurred in accordance with such order, which order (in the case of either (a) or (b)) shall be otherwise satisfactory to us, acting reasonably; (iii) Lions Gate has entered into any material transaction outside the ordinary course of business (including any acquisition of assets over U.S.$100 million); (iv) Lions Gate issues or authorizes the issuance of any Lions Gate securities other than pursuant to the exercise or conversion of currently outstanding stock options or convertible securities; (v) we have not received any required approvals, exemptions or rulings; or (vi) all rights issued or issuable under the poison pill adopted by Lions Gate’s board of directors on July 1, 2010 have not been cease-traded, found to be illegal or unenforceable, redeemed by the board, or otherwise eliminated.

Our offer is also subject to various other conditions. We can waive the conditions to our offer without Lions Gate’s consent. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

Our obligation to purchase Lions Gate common shares under our offer is not subject to any financing condition. See Section 5 of the Circular, “Source of Funds”.”

The Summary Term Sheet is amended by adding the following question and answer immediately before the question entitled “How Much are You Offering to Pay. What is the Form of Payment?” (found at page 7 of the Offer to Purchase and Circular):

“WHY WAS THE PURCHASE PRICE INCREASED TO U.S.$7.50 CASH PER LIONS GATE COMMON SHARE?

Lions Gate’s latest actions (including the recent implementation of a second poison pill after the first poison pill was struck down by the British Columbia Securities Commission and the issuance of Lions Gate common shares to a fund controlled by director and significant shareholder Mark Rachesky) have increased our concern that the directors of Lions Gate are no longer acting as fiduciaries. We believe it is reprehensible that this board recently authorized the issuance of a significant block of Lions Gate common shares to one of its own members at U.S.$6.20 per share – a bargain price in light of the fact that the board recently advised shareholders that the Lions Gate common shares were worth U.S.$8.85 per share. Given its recent decision to issue Lions Gate common shares to an insider at U.S.$6.20 per share without conducting a market check, we would normally expect that the board must recommend that shareholders accept our offer of U.S.$7.50 per share, but with this board anything is possible. We believe that this board will stop at almost nothing to entrench its position at the expense of shareholders. However, we believe that even these directors will realize that their fiduciary duties dictate that they not deprive shareholders of the opportunity to receive a significant premium for their Lions Gate common shares and therefore not enter into further inappropriate transactions which would breach the conditions of our offer. We have determined, in order to protect the large position we now hold, that it is necessary to gain control of Lions Gate and remove the current board. We have therefore decided to pay a large premium for control of Lions Gate and are hereby increasing the offer price to U.S.$7.50 per share. The Icahn Group intends to seek to replace Lions Gate’s board of directors with the Icahn Group’s nominees at the next annual general meeting of shareholders.”

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Circular

The first paragraph of Section 5 of the Circular, “Source of Funds” (found at page 50 of the Circular), as amended by the First Notice of Variation, is deleted in its entirety and replaced by the following:

“Lions Gate stated in its Form 10-Q filed with the SEC on August 9, 2010 that there were 136,244,246 Lions Gate Shares issued and outstanding as of August 1, 2010 and approximately 3,310,000 stock options and 1,828,000 unvested restricted share units outstanding as of June 30, 2010. Based on the Offer being for UP TO ALL of the outstanding Lions Gate Shares, after giving effect to the exercise of all outstanding stock options and the vesting of outstanding restricted share units and subtracting the 16,236,305 Lions Gate Shares issued to Rachesky on July 20, 2010 (the validity of which the Icahn Group is disputing), which the Offeror has calculated to total approximately 80,503,872 Lions Gate Shares (excluding the Lions Gate Shares owned by the Offeror and Lions Gate Shares issuable on the conversion of the Notes and 2025 Notes of April 2009), the maximum amount of cash required for the purchase of Lions Gate Shares for which the Offer is made (exclusive of fees and expenses) is approximately U.S.$604 million.”

5. Time for Acceptance

The Offer is open for acceptance until the Expiry Time, being 8:00 p.m. (New York time) on October 22, 2010, unless withdrawn or further extended by the Offeror. The Expiry Time may be extended by the Offeror in its sole discretion as described in Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”.

6. Manner of Acceptance

Shareholders who wish to accept the Offer are referred to Section 3 of the Offer to Purchase, “Manner of Acceptance”, for a description of the alternative procedures to be followed for a valid acceptance.

7. Withdrawal of Deposited Lions Gate Shares

Shareholders are referred to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Lions Gate Shares”, for a description of the procedures for exercising the right to withdraw Lions Gate Shares deposited under the Offer.

8. Take Up of and Payment for Deposited Lions Gate Shares

Shareholders are referred to Section 7 of the Offer to Purchase, “Take Up of and Payment for Deposited Lions Gate Shares”, for details as to the take-up of and payment for Lions Gate Shares under the Offer.

9. Amendments to the Offer

The Offer to Purchase and Circular, the First Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice in order to give effect to the amendments set forth in this Notice. Except as otherwise set forth in this Notice, the terms and conditions of the Offer and the information in the Offer to Purchase and Circular, the First Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

10. Shareholders’ Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of Lions Gate with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult a lawyer.

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11. Approvals

The contents of this Notice have been approved and the sending thereof to Shareholders has been authorized by (a) IPH GP LLC, which is the general partner of Icahn Capital LP, which is (i) the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP and (ii) the general partner of Icahn Offshore LP, which is the general partner of each of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, (b) the board of directors of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership), (c) the managers of Icahn Fund S.à r.l., (d) the management board of Daazi Holding B.V. and (e) the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

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APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Icahn Partners LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn	(Signed) Irene March
Chief Executive Officer Icahn Partners LP	Chief Financial Officer Icahn Partners LP

Icahn Partners LP, by its general partner

Icahn Onshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund LP

Icahn Partners Master Fund LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund II LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund II LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund II LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund II LP

Icahn Partners Master Fund II LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund III LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund III LP).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund III LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund III LP

Icahn Partners Master Fund III LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of High River Limited Partnership to Shareholders has been authorized, by the sole director of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership).

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Director and President Barberry Corp.	(Signed) Keith Cozza Secretary and Treasurer Barberry Corp.

(Signed) Vincent J. Intrieri

Vice President

Barberry Corp.

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Icahn Fund S.à r.l. to Shareholders has been authorized, by the managers of Icahn Fund S.à r.l.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Icahn Fund S.à r.l.	(Signed) Irene March Chief Financial Officer Icahn Fund S.à r.l.

(Signed) Daniel A. Ninivaggi Manager Icahn Fund S.à r.l.	(Signed) Vincent Intrieri Manager Icahn Fund S.à r.l.

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of Daazi Holding B.V. to Shareholders has been authorized, by the management board of Daazi Holding B.V.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Daazi Holding B.V.	(Signed) Irene March Chief Financial Officer Daazi Holding B.V.

(Signed) Daniel A. Ninivaggi Managing Director Daazi Holding B.V.	(Signed) Vincent Intrieri Managing Director Daazi Holding B.V.

APPROVAL AND CERTIFICATE

DATED: August 31, 2010

The contents of this Notice of Variation have been approved, and the sending thereof by and on behalf of 7508921 Canada Inc. to Shareholders has been authorized, by the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer 7508921 Canada Inc.	(Signed) Irene March Chief Financial Officer 7508921 Canada Inc.

(Signed) David Hanick

Director

7508921 Canada Inc.

CERTIFICATE

DATED: August 31, 2010

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn

CERTIFICATE

DATED: August 31, 2010

The foregoing, together with the Offer to Purchase and Circular dated July 20, 2010, and the Notice of Variation and Extension dated August 11, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Ronald G. Atkey

in his capacity as the sole trustee of

the LGE Trust

The Information Agent is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers call:

(212) 269-5550

All Others Call Toll-free:

(800) 859-8511

The Depositary for the Offer is:

Computershare Investor Services Inc.

TORONTO

By Mail	By Registered Mail, Hand or by Courier
P.O. Box 7021 31 Adelaide Street East Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

VANCOUVER

By Registered Mail, Hand or by Courier

510 Burrard Street

2nd Floor

Vancouver, BC V6C 3B9

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail: corporateactions@computershare.com

Fax: 1-905-771-4082

The U.S. Forwarding Agent is:

Computershare Trust Company, N.A.

By Mail Attention: Corp Act CPU Canada P.O. Box 43011 Providence, RI 02940-3014	By Hand or by Courier Attention: Corp Act CPU Canada 250 Royall Street Canton, MA 02021

Toll Free (North America): 1-800-564-6253

Any questions and requests for assistance may be directed by Shareholders to the Depositary, the U.S. Forwarding Agent or the Information Agent at their respective telephone numbers and locations set out above.